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                                                                    Exhibit 10.2




                             TRANSACTION AGREEMENT

                                by and between

                       LORAL SPACE & COMMUNICATIONS LTD.

                                      and

                              FINMECCANICA S.p.A.










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                          Dated as of March 20, 1997
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                             TRANSACTION AGREEMENT


         TRANSACTION AGREEMENT, dated as of March 20, 1997 ("Agreement"), by and between LORAL SPACE & COMMUNICATIONS LTD., a company organized under the laws of Bermuda ("Loral"), and FINMECCANICA S.p.A., a corporation organized under the laws of Italy ("Finmeccanica").

                             W I T N E S S E T H :

                  WHEREAS, Aerospatiale SNI, a corporation organized under the laws of France ("Aerospatiale"), ALCATEL ESPACE, a corporation organized under the laws of France ("Alcatel"), Daimler-Benz Aerospace AG, a corporation organized under the laws of Germany ("DASA"), and Finmeccanica (Aerospatiale, Alcatel and Finmeccanica are referred to collectively herein as the "Stockholders") are parties to that certain Stockholders Agreement, dated as of April 22, 1991, by and among SS/L, the Stockholders, Loral Corporation, a New York corporation ("Old Loral"), and Loral Aerospace Holdings, Inc., a Delaware corporation ("Old Holdings"), as amended by Amendment No. 1 to Stockholders Agreement, dated as of November 10, 1992, by and among the parties to the aforementioned Stockholders Agreement and DASA and Loral Aerospace Corporation, a Delaware corporation ("LAC") (such Stockholders Agreement, as amended by such Amendment No. 1, hereinafter the "Stockholders Agreement"), relating to the ownership by each of the Stockholders and DASA of 490 shares of Common Stock, par value $.01 per share, of Space Systems/Loral, Inc., a Delaware corporation ("SS/L") (shares of such Common Stock the SS/L Shares"); and

                  WHEREAS, on October 2, 1996, Finmeccanica sent notice to Loral exercising its put option under Section 2.7 of the Stockholders Agreement (the "Put Option"); and

                  WHEREAS, pursuant to an Exchange Agreement, dated as of December 19, 1996 between Loral and DASA, as amended by Amendment No. 1 to Exchange Agreement dated as of February 6, 1997 between Loral and DASA (such Exchange Agreement, as amended by such Amendment No. 1, the "DASA Agreement") DASA agreed to assign and transfer to Loral all of DASA's SS/L Shares; and

                  WHEREAS, pursuant to the exercise of the Put Option, the parties hereto desire that Finmeccanica transfer to Loral all of the SS/L Shares held by Finmeccanica, as set forth in this Agreement, while at the same time preserving its strategic alliance with SS/L in the field of Space Systems.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.       THE TRANSFER

                  1.1.     Exchange.

                  1.1.1. At the Closing described in Section 1.2. below, Finmeccanica shall transfer to Loral, and Loral shall purchase, the 490 SS/L Shares held by Finmeccanica (the "Finmeccanica SS/L Shares") for purchase consideration (subject to adjustment as provided in Section 2.1 hereof) of $93.5 million consisting of such number of 6% Convertible Preferred Equivalent Obligations due 2006, face value $50 per obligation, of Loral ("CPEOs") having a value of $93.5 million, which number of CPEOs shall be determined by attributing to each CPEO a value equal to the average of the high and low sales prices for CPEOs on the PORTAL trading market on each of the five (5) Trading Days immediately preceding the Closing Date. For purposes of this Agreement, a "Trading Day" is a day on which regular trading is conducted on both the New York Stock Exchange and the NASDAQ National Market System.

                  1.1.4. The CPEOs issued to Finmeccanica pursuant to this Agreement shall be issued under an indenture (the "Indenture") in form and substance substantially similar to the Indenture dated as of November 1, 1996 between Loral and The Bank of New York, as Trustee, relating to, and shall have the same terms as, the $600,000,000 principal amount of CPEOs issued by Loral on November 6, 1996, a copy of which indenture is attached hereto as Exhibit A. Finmeccanica shall have all the rights of the "Initial Purchasers" provided in the Indenture and the attachments thereto, including without limitation the rights to cause Loral to register under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and other applicable securities laws the offer and sale of CPEOs and Loral securities for which CPEOs may be exchanged or into which they may be converted. Loral will cause the CPEOs issued to Finmeccanica (and the Loral Common Stock into which such CPEOs are convertible) to be duly registered under the Securities Act together with the $600 million of CPEOs issued on November 6, 1996, which registration is expected to be filed no later than May 6, 1997. The CPEOs issued to Finmeccanica hereunder and any CPEOs to be issued to DASA, Alcatel and Aerospatiale will all be issued under the same indenture, and all such CPEOs will bear the same CUSIP number.

                  1.2.     Closing.

                  1.2.1. Time and Place of Closing. The closing ("Closing") of the transaction contemplated by Section 1.1. (the "Transaction") shall take place at the law offices of Willkie Farr & Gallagher, One Citicorp Center, 153 East 53rd Street, New York, New York 10022 or such other place upon which the parties hereto may agree and shall occur on March 31, 1997 or such other date as shall be agreed by the parties ("Closing Date").

                  1.2.2.   Deliveries at Closing.  At the Closing,

                  (a) Loral will deliver to Finmeccanica the CPEOs to be issued hereunder in certificated form, registered in the name or names and denominations as Finmeccanica will have requested at least two (2) business days prior to Closing;

                  (b)   Finmeccanica   will   deliver   to  Loral   certificates
representing the Finmeccanica SS/L Shares, duly endorsed for transfer or accompanied by stock powers duly executed in blank;

                  (c)        Loral  will  deliver to   Finmeccanica    the items
required by Section 4.1.1. as a condition to the obligations of Finmeccanica to consummate the Transaction;

                  (d)         Finmeccanica   will  deliver  to  Loral  the items
required by Section 4.1.2. as a condition to Loral's obligation to consummate the Transaction; and

                  (e) Loral and  Finmeccanica  shall  enter into  either (i) the
Registration  Rights Agreement among Loral and the Stockholders  contemplated by
Section 5.1 or (ii) a separate Registration Rights Agreement between Finmeccanica and Loral granting to Finmeccanica the registration rights contemplated by the Term Sheet (as defined in Section 5.1).

                  1.2.3.   Stock  Transfer  Taxes.   Loral will bear all  United
States stock transfer   taxes,  direct  or indirect, attributable  to the  share
transfers in the Transaction.

                  1.2.4.   Dividends.  Finmeccanica   shall  not have any  right
to  receive  any  dividends   paid by SS/L with respect to the SS/L  Shares with
respect to any period after October 2, 1996.

2.       PRICE PROTECTION

                  2.1. Additional Consideration in Certain Events. In the event that, at any time on or after February 21, 1997 and on or prior to the Price Protection Termination Date (as defined below), Loral or any entity under its control (including SS/L) purchases any SS/L Shares, or enters into a written agreement or any agreement in principle or letter of intent to do so or an oral agreement as to all material terms, at a price per SS/L Share exceeding $190,816 (as such amount shall be equitably adjusted from time to time to reflect stock splits, stock dividends and the like), Loral will pay to Finmeccanica an amount equal to the product of such excess and the number of SS/L Shares acquired from Finmeccanica in the Transaction, such payment to be made, at Loral's election, either in cash or in additional CPEOs (with the number of CPEOs to be issued determined by attributing to each CPEO a value equal to the average of the high and low sales prices for CPEOs on the PORTAL trading market on each of the five
(5) Trading Days immediately preceding the Adjustment Date (as defined below)). In the event of successive purchases or agreements during the period from February 21, 1997 until the Price Protection Termination Date, the adjustment payable to Finmeccanica shall be made based upon the highest price so paid. The "Price Protection Termination Date" shall mean (i) March 31, 1997 or (ii) such later date, if any, to which Loral or any entity under its control (including SS/L) shall have agreed to extend price protection similar to the provisions of this Section 2.1 for the benefit of an SS/L stockholder other than Finmeccanica.

                  2.2. Adjustment Closing. The closing of the transactions contemplated by Section 2.1. (the "Adjustment") shall occur on the third business day after the date (the "Adjustment Date") of closing of the transaction requiring the Adjustment. Any cash amounts payable in connection with the Adjustment will be paid by wire transfer of immediately available funds to the account or accounts specified by Finmeccanica.

3.       REPRESENTATIONS AND WARRANTIES

                  3.1.       Representations    and    Warranties    of   Loral.
Loral   represents   and  warrants  to Finmeccanica as follows:

                  3.1.1. Loral Organization; Capitalization. Loral is a company duly organized, validly existing and in good standing under the laws of the Islands of Bermuda and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The authorized capital stock of Loral consists of (a) 750,000,000 shares of Common Stock, par value $.01 per share, of which 191,092,308 shares are issued and outstanding and, without giving effect to the transactions contemplated hereby or shares of Common Stock to be issued to Aerospatiale and Alcatel in connection with the purchase by Loral of their SS/L Shares and Alcatel's interest in Loral/Qualcomm Satellite Services, L.P., 93,096,077 additional shares are reserved for issuance upon the exercise or conversion of outstanding options, warrants or convertible securities; (b) 150,000,000 shares of Series A Non-Voting Convertible Preferred Stock, par value $.01 per share, of which 45,896,977 shares are outstanding and none of which have been reserved for issuance; and (c) 750,000 shares of Series B Preferred Stock, par value $.01 per share, no shares of which are outstanding, and 250,000 shares of which have been reserved for issuance upon the exercise of outstanding rights.

                  3.1.2. Authorization and Validity of Agreement. Loral has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Loral's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the Board of Directors of Loral, and no other corporate proceedings on the part of Loral are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Loral and is the legal, valid and binding obligation of Loral.

                  3.1.3. No Conflict or Violation. The execution, delivery and performance by Loral of this Agreement and the Term Sheet do not and will not violate or conflict with any provision of the charter documents or bye-laws of Loral, and do not and will not violate any provision of any agreement or instrument to which Loral is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Loral is subject.

                  3.1.4. Validity of Securities. The CPEOs to be issued hereunder have been, or will have been as of the Closing Date, duly and validly authorized and, when duly executed, authenticated, issued and delivered as contemplated by the Indenture against payment therefor as provided herein, will be duly and validly issued, fully paid and not subject to further calls, will be eligible for trading by Finmeccanica on the PORTAL market, and will constitute the valid and binding obligation of Loral entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  3.1.5. Repurchase of SS/L Shares from DASA. The DASA Agreement is in full force and effect, without amendment or breach by any party; Loral is not obligated to provide CPEOs or other consideration to DASA having an aggregate value of more than $93.5 million, and Loral has made no purchases, or entered into any agreements, understandings or letters of intent, from or with any other party creating or leading to an obligation to pay additional consideration to DASA under Section 2.3.1 of the DASA Agreement.

                  3.2.       Representations   and Warranties  of  Finmeccanica.
Finmeccanica  represents and warrants to Loral as follows:

                  3.2.1. Organization. Finmeccanica is a corporation duly organized, validly existing and in good standing under the laws of Italy, and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted.

                  3.2.2. Authorization and Validity of Agreement. Finmeccanica has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the performance of Finmeccanica's obligations hereunder have been, or will have been on the Closing Date, duly authorized by the appropriate governing body of Finmeccanica, and no other corporate proceedings on the part of Finmeccanica are necessary to authorize such execution, delivery and performance. This Agreement has been duly executed by Finmeccanica and is the legal, valid and binding obligation of Finmeccanica.

                  3.2.3. No Conflict or Violation. The execution, delivery and performance by Finmeccanica of this Agreement do not and will not violate or conflict with any provision of the charter documents or by-laws (or corresponding instruments under the laws of Italy) of Finmeccanica, and do not and will not violate any provision of any agreement or instrument to which Finmeccanica is a party or by which it is bound, or any order, judgment or decree of any court or other governmental or regulatory authority to which Finmeccanica is subject.

                  3.2.4. Title to SS/L Shares. Finmeccanica holds good and valid title to the Finmeccanica SS/L Shares, which shares are owned by Finmeccanica free and clear of any lien or other right or claim, except to the extent set forth in the Stockholders Agreement, and when such SS/L Shares are acquired by Loral in accordance with the terms of this Agreement, Loral will acquire good and valid title to such SS/L Shares free of any lien or other right or claim created or suffered by Finmeccanica.

4.       CONDITIONS TO CLOSING

                  4.1.     Conditions to the Closing.

                  4.1.1. Conditions to Obligations of Finmeccanica. The obligations of Finmeccanica to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a)         the   representations   and  warranties  of  Loral
contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                  (b) Loral shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

                  (c) Finmeccanica shall have received a certificate signed by an executive officer of Loral to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied;

                  (d) Finmeccanica shall have received an opinion, dated the Closing Date, from Appleby, Spurling & Kempe as to due formation of Loral and the legality of the CPEOs issued to Finmeccanica; and

                  (e) Loral and the trustee under the Indenture shall have executed the Indenture and Loral shall have delivered to Finmeccanica a copy of the Indenture and the Indenture shall be in full force and effect.

                  4.1.2. Conditions to Obligations of Loral. The obligations of Loral to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) the representations and warranties of Finmeccanica contained herein shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date;

                  (b) Finmeccanica shall have performed and complied in all material respects with all agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date; and

                  (c) Loral shall have received from Finmeccanica a certificate signed by an executive officer of Finmeccanica to the effect that the conditions set forth in paragraphs (a) and (b) above have been satisfied.

                  4.1.3.      Conditions    to    Obligations    of  Loral   and
Finmeccanica. The obligations of Loral and Finmeccanica to consummate the Transaction are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following conditions:

                  (a) all consents, waivers, authorizations and approvals of any governmental or regulatory authority required in connection with the execution, delivery and performance of this Agreement shall have been duly obtained and in full force and effect; and

                  (b) the Transaction shall not be prohibited by any applicable law, court order or governmental regulation.

5.       ALLIANCE AGREEMENTS

                  5.1. Alliance Agreements. Finmeccanica shall continue to have all the rights set forth in the Term Sheet between Loral and Finmeccanica attached as Exhibit B hereto (the "Term Sheet"), which Term Sheet incorporates by reference the Term Sheet among Loral, Aerospatiale and Alcatel attached thereto and grants to Finmeccanica all of the rights and obligations of a Strategic Participant thereunder, including without limitation the right to have a nominee elected and maintained as a member of the Board of Directors of SS/L. The parties intend that the Term Sheet shall be replaced by definitive agreements as soon as practicable after the Closing. Accordingly, as soon as practicable after the Closing, Loral and the Stockholders shall enter into an Alliance Agreement, Amendment No. 2 to the Operational Agreement (amending the Operational Agreement dated April 22, 1991 as amended by Amendment No. 1, dated November 10, 1992 (the "Operational Agreement")), Amendment No. 1 to Memorandum of Agreement on Security Matters, and Amendment No. l to Visitation Procedures Agreement, in each case in such form as shall be agreed by Loral and the Stockholders, in order to implement the terms set forth in the Term Sheet, which agreements shall provide Finmeccanica the same rights, subject to the same obligations, as are granted to Aerospatiale and Alcatel under such agreements.

                  5.2. Satisfaction of Stockholders Agreement. Finmeccanica agrees that the Transaction satisfies all obligations that either Loral or SS/L have in connection with Finmeccanica's exercise of its Put Option, and Finmeccanica shall have no further rights under Section 2.7 of the Stockholders Agreement.

6.       MISCELLANEOUS

                  6.1.      Governing  Law. This   Agreement  shall be  governed
by and construed in accordance with the laws of the State of New York without giving effect to the doctrine of conflicts of laws.

                  6.2.     No Waivers; Amendments.

                  6.2.1. No failure or delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                  6.2.2. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each party hereto.

                  6.3. Survival of Provisions. The representations and warranties, covenants and agreements contained in this Agreement shall survive and remain in full force and effect, regardless of any investigation made by or on behalf of Finmeccanica or Loral, and shall survive delivery of the CPEOs and the Finmeccanica SS/L Shares.

                  6.4.     Entire   Agreement.  This Agreement  constitutes  the
entire agreement and understanding between the parties hereto and supersedes any and all prior agreements and understandings, written or oral, relating to the subject matter hereof.

                  6.5.      Counterparts.  This  Agreement   may be  signed   in
counterparts,  each  of  which   shall constitute an  original and all  of which
together shall constitute one and the same instrument.

                  6.6.     Section  Headings.  The section  headings   contained
in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                  6.7. Press Releases and Public Announcements. Any press releases and public announcements or disclosures relating to the transactions contemplated hereby shall be made only if mutually agreed upon by the parties hereto, except to the extent a party has been advised in writing by counsel (with a copy provided to the other parties) that failure to disclose would violate applicable law or stock exchange regulation, provided that any such required disclosure will, to the extent practicable, be subject to prior consultation among the parties.

                  6.8. Expenses. Except as otherwise set forth in this Agreement, each party to this Agreement shall bear all the fees, costs and expenses that are incurred by it in connection with the transactions contemplated hereby, including, without limitation, attorneys' fees and fees of financial advisors and investment bankers engaged by such party.

                  IN  WITNESS   WHEREOF,   the  undersigned  have  executed this
Agreement as of the date first set forth above.





                                            LORAL SPACE & COMMUNICATIONS LTD.


                                            By:/s/ Michael B. Targoff
                                            Name:      Michael B. Targoff
                                            Title:     President and Chief
                                                       Operating Officer


                                            FINMECCANICA S.p.A.


                                            By: /s/ Alberto de Benedictis
                                            Name:         Alberto de Benedictis
                                            Title:        Attorney-in-Fact